Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2005, relating to the financial statement and financial statement schedules of PMC-Sierra, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of PMC-Sierra, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Independent Registered Public Accountants
Vancouver, Canada
September 19, 2005